UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2010

BLOUNT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

4909 SE International Way, Portland, Oregon	97222-4679
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (503) 653-8881

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 9, 2010, Blount International, Inc. (“Blount” or the “Company”) entered into the Third Amended and Restated Credit Agreement (“the Amendment and Restatement”) of its Senior Credit Facility, pursuant to which General Electric Capital Corporation acts as administrative agent. The primary terms that have been amended include an increase in the revolving credit facility from $60 million to $75 million, the refinancing of the remaining $105 million of the existing Term B facility with a new Term B facility in the amount of $275 million and the establishment of a Term A facility in the amount of $75 million. The revolving credit facility and the Term A facility mature in August 2015 and the Term B facility matures in August 2016. The variable interest rate on the revolving credit facility and the Term A facility is LIBOR plus 3.5%.  The variable interest rate on the Term B facility is LIBOR plus 4.0%, with a minimum interest rate of 5.5%.

The Company has notified the Bank of New York Mellon as Trustee for the outstanding 8 7/8% Senior Subordinated Notes due August 2012 that it will redeem the $175 million outstanding notes, after the expiration of the applicable notice period, using a portion of the funds received in connection with the Amendment and Restatement of the Senior Credit Facility. The remaining funds will be used for general corporate purposes, including acquisitions.

The Company and all of its domestic subsidiaries other than Blount, Inc. guarantee Blount, Inc.’s obligations under the Senior Credit Facility.  The obligations under the Senior Credit Facility are collateralized by a first priority security interest in substantially all of the assets of Blount, Inc. and its domestic subsidiaries, as well as a pledge of all of Blount, Inc.’s capital stock held by the Company and all of the stock of domestic subsidiaries held by Blount, Inc.  Blount, Inc. has also pledged 65% of the stock of its non-domestic subsidiaries as additional collateral.

The foregoing description of the Amendment and Restatement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and Restatement, which the Company intends to file with the Quarterly Report on Form 10-Q for the quarter ending September 30, 2010.

The Company is furnishing herewith its press release dated August 9, 2010 announcing the Amendment and Restatement.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

99.1                           Press release dated August 9, 2010 issued by Blount International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLOUNT INTERNATIONAL, INC.
Registrant

/s/ Calvin E. Jenness
Calvin E. Jenness
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)

Dated:  August 12, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated August 9, 2010 issued by Blount International, Inc.